19.13 Exhibit 15 (a)

19 Exhibits 19.12 - 19.13

Consent of independent registered public accounting firm

To the Supervisory Board of Koninklijke Philips Electronics N.V.

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 33-65972, No. 33-80027, No. 333-70215, No. 333-91287, No. 333-91289, No. 333-39204, No. 333-75542, No. 333-87852, No. 333-104104, No. 333-119375, No. 333-125280, No. 333-140784, No. 333-151797, No. 333-157477 , No. 333-165017 and No. 333-172329) of Koninklijke Philips Electronics N.V. of our reports dated February 23, 2012 with respect to the consolidated balance sheets of Koninklijke Philips Electronics N.V. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 Annual Report on Form 20-F of Koninklijke Philips Electronics N.V.

Amsterdam, The Netherlands

February 23, 2012

/s/ KPMG Accountants N.V.